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                            STOCK PURCHASE AGREEMENT

                          Dated as of December 13, 1995

                                  By and Among

                               OSI HOLDINGS CORP.,

                       OUTSOURCING SOLUTIONS INCORPORATED,

                         A.M. MILLER & ASSOCIATES, INC.

                                       and

                                 ALAN M. MILLER



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                                TABLE OF CONTENTS

                                                                      Page
                                                                      ----
ARTICLE I     DEFINITIONS.............................................  2
    ss.1.1    Definitions.............................................  2

ARTICLE II    PURCHASE OF STOCK.......................................  7
    ss.2.1    Purchase of Stock.......................................  7
    ss.2.2    Price...................................................  8
    ss.2.3    Working Capital Adjustment..............................  9
    ss.2.4    Adjustments to Closing Payments......................... 14
    ss.2.5    Closing................................................. 15
    ss.2.6    Liquidated Damages...................................... 16

ARTICLE III   REPRESENTATIONS OF THE COMPANY.......................... 17
    ss.3.     Representations of the Company.......................... 17
    ss.3.1    Existence and Good Standing............................. 17
    ss.3.2    Capital Stock........................................... 18
    ss.3.3    Authorization and Validity of this
                Agreement............................................. 18
    ss.3.4    Subsidiaries and Investments............................ 19
    ss.3.5    Financial Statements; No Material Changes............... 19
    ss.3.6    Books and Records....................................... 21
    ss.3.7    Title to Properties; Encumbrances....................... 21
    ss.3.8    Real Property........................................... 22
    ss.3.9    Intellectual Property................................... 22
    ss.3.10   Leases.................................................. 22
    ss.3.11   Material Contracts...................................... 23
    ss.3.12   Consents and Approvals; No Violations................... 24
    ss.3.13   Litigation.............................................. 25
    ss.3.14   Taxes................................................... 26
    ss.3.15   Liabilities............................................. 29
    ss.3.16   Insurance............................................... 29
    ss.3.17   Compliance with Laws.................................... 30
    ss.3.18   Employment Relations.................................... 30
    ss.3.19   Employee Benefit Plans.................................. 31
    ss.3.20   Interests in Customers, Suppliers, etc.................. 38
    ss.3.21   Environmental Laws and Regulations...................... 38
    ss.3.22   Bank Accounts, Powers of Attorney....................... 41
    ss.3.23   Compensation of Employees............................... 41
    ss.3.24   Conduct of Business..................................... 42
    ss.3.25   Customer Relations...................................... 42
    ss.3.26   Condition of Assets..................................... 42
    ss.3.27   Broker's or Finder's Fees............................... 43

ARTICLE IV    REPRESENTATIONS OF THE SELLER........................... 43


                                       (i)

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                                                                      Page
                                                                      ----
    ss.4.     Representations of the Seller........................... 43
    ss.4.1    Ownership of Stock...................................... 43
    ss.4.2    Authorization and Validity of Agreement................. 44
    ss.4.3    Restrictive Documents................................... 44
    ss.4.4    Broker's or Finder's Fees............................... 44

ARTICLE V     REPRESENTATIONS OF THE PURCHASERS....................... 45
    ss.5.     Representations of the Purchasers....................... 45
    ss.5.1    Existence and Good Standing; Power and
                Authority............................................. 45
    ss.5.2    Restrictive Documents................................... 46
    ss.5.3    Purchase for Investment................................. 46
    ss.5.4    Capital Stock........................................... 47
    ss.5.5    Capitalization of Holdings.............................. 47
    ss.5.6    Broker's or Finder's Fees............................... 48

ARTICLE VI    TRANSACTIONS PRIOR TO THE CLOSING DATE;
                OTHER AGREEMENTS...................................... 48
    ss.6.1    Conduct of Business of the Company...................... 48
    ss.6.2    Exclusive Dealing....................................... 51
    ss.6.3    Review of the Company................................... 51
    ss.6.4    Reasonable Efforts...................................... 52
    ss.6.5    Company and Seller Records.............................. 53
    ss.6.6    Payment of Accrued Bonuses.............................. 55
    ss.6.7    Removal of the Seller from Personal
                Guarantees............................................ 55
    ss.6.8    Payment Due Seller Upon Occurrence of
                Certain Event......................................... 56

ARTICLE VII   CONDITIONS TO THE PURCHASERS'
                OBLIGATIONS........................................... 57
    ss.7.     Conditions to the Purchasers' Obligations............... 57
    ss.7.1    Opinions of Counsel..................................... 57
    ss.7.2    Good Standing and Other Certificates.................... 57
    ss.7.3    No Material Adverse Effect.............................. 58
    ss.7.4    Truth of Representations and Warranties................. 58
    ss.7.5    Performance of Agreements............................... 58
    ss.7.6    No Litigation Threatened................................ 58
    ss.7.7    Third Party Consents; Governmental
                Approvals............................................. 59
    ss.7.8    Repayment of Indebtedness to Third Parties;
                Termination of Security Interests..................... 59
    ss.7.9    Resignations............................................ 59
    ss.7.10   Employment Arrangements................................. 60
    ss.7.11   Non-Competition Agreements.............................. 60
    ss.7.12   Stockholders Agreement.................................. 60


                                      (ii)

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                                                                      Page
                                                                      ----
    ss.7.13   FIRPTA.................................................. 60
    ss.7.14   Weinberg Stock Appreciation Right....................... 60
    ss.7.15   Pledge Agreement........................................ 60

ARTICLE VIII  CONDITIONS TO THE COMPANY'S AND
                THE SELLER'S OBLIGATIONS.............................. 60
    ss.8.     Conditions to the Company's and the
                Seller's Obligations.................................. 60
    ss.8.1    Opinions of Purchasers' Counsel......................... 61
    ss.8.2    Truth of Representations and Warranties................. 61
    ss.8.3    Third Party Consents; Governmental
                Approvals............................................. 61
    ss.8.4    Performance of Agreements............................... 61
    ss.8.5    No Litigation Threatened................................ 62
    ss.8.6    Employment Arrangements................................. 62
    ss.8.7    Co-Invest Opportunity................................... 62
    ss.8.8    Other Agreements........................................ 63

ARTICLE IX    TAX MATTERS............................................. 63
    ss.9.1    Tax Returns............................................. 63
    ss.9.2    Controversies........................................... 64
    ss.9.3    Transfer Taxes.......................................... 66
    ss.9.4    Amended Returns......................................... 66
    ss.9.5    Non-foreign Person Affidavit............................ 66
    ss.9.6    Indemnification......................................... 67
    ss.9.7    Section 338 Election.................................... 69
    ss.9.8    Valuation and Allocation................................ 70
    ss.9.9    Post-Closing Access and Cooperation..................... 71

ARTICLE X     SURVIVAL OF REPRESENTATIONS;
                INDEMNIFICATION....................................... 71
    ss.10.1   Survival of Representations............................. 71
    ss.10.2   Indemnification......................................... 72
    ss.10.3   Indemnification Procedure............................... 75

ARTICLE XI    TERMINATION............................................. 77
    ss.11.1   Termination............................................. 77
    ss.11.2   Effect of Termination................................... 79

ARTICLE XII   MISCELLANEOUS........................................... 79
    ss.12.1   Knowledge of the Company................................ 79
    ss.12.2   Expenses................................................ 80
    ss.12.3   Governing Law........................................... 80
    ss.12.4   Captions................................................ 80
    ss.12.5   Publicity............................................... 80
    ss.12.6   Notices................................................. 81


                                      (iii)

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                                                                      Page
                                                                      ----
    ss.12.7   Parties in Interest..................................... 82
    ss.12.8   Counterparts............................................ 82
    ss.12.9   Entire Agreement........................................ 82
    ss.12.10  Amendments.............................................. 82
    ss.12.11  Severability............................................ 83
    ss.12.12  Third Party Beneficiaries............................... 83
    ss.12.13  Arbitration............................................. 83

EXHIBITS

Exhibit  A    Form of Seller Note
Exhibit  B    Assets to be Purchased by
                the Seller from the Company
Exhibit  C    Form of Opinion of Briggs and Morgan
Exhibit  D    Form of Alan M. Miller Employment Agreement
Exhibit  E    Form of Alan M. Miller Non-competition Agreement
Exhibit  F    Form of Pledge Agreement
Exhibit  G    Form of Opinion of White & Case
Exhibit  H    Form of Gerald Weinberg/Steven Berg/
                David Burton Employment Agreements
Exhibit  I    Valuation

SCHEDULES

Schedule 3.5(a)    Audited Statements
Schedule 3.5(b)    Unaudited Statements
Schedule 3.7       Title to Properties, Encumbrances
Schedule 3.9       Licenses; Intellectual Property
Schedule 3.10      Leases
Schedule 3.11      Material Contracts
Schedule 3.12      Consents and Approvals
Schedule 3.13      Litigation
Schedule 3.14      Tax Matters
Schedule 3.15      Liabilities
Schedule 3.16      Insurance
Schedule 3.18      Employment Relations
Schedule 3.19      Employee Benefits
Schedule 3.20      Interests in Customers, Suppliers, etc.
Schedule 3.21      Environmental Matters
Schedule 3.22      Bank Accounts, Powers of Attorney
Schedule 3.23      Compensation of Employees
Schedule 3.24      Conduct of Business
Schedule 5.5       Capitalization of Holdings
Schedule 6.1       Conduct of Business until Closing
Schedule 6.7       Removal of Seller from Personal


                                      (iv)

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                     Guarantees

Schedule 7.7       Third Party Consents; Governmental
                     Approvals
Schedule 7.8       Indebtedness


                                       (v)

                            STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT (this "Agreement") dated as of December 13, 1995 by and among OSI HOLDINGS CORP., a Delaware corporation ("Holdings"), OUTSOURCING SOLUTIONS INCORPORATED, a Delaware corporation ("Solutions") (each of Holdings and Solutions, a "Purchaser", and collectively, the "Purchasers"), A.M. MILLER & ASSOCIATES, INC., a Minnesota corporation (the "Company") and ALAN
M. MILLER (the "Seller").

                              W I T N E S S E T H :

     WHEREAS, the Seller owns 100 shares of common stock of the Company (collectively the "Stock"), such shares of the Seller being all of the outstanding shares of the capital stock of the Company;

     WHEREAS, the Seller desires to sell, and the Purchasers desire to purchase, the Stock pursuant to this Agreement; and

     WHEREAS, it is the intention of the parties hereto that, upon consummation of the purchase and sale of the Stock pursuant to this Agreement, the Purchasers shall collectively own all of the outstanding shares of capital stock of the Company.

     NOW, THEREFORE, IT IS AGREED:

                                    ARTICLE I

                                   DEFINITIONS

     ss.1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the respective meanings specified therefor below (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

     "Actual Closing Net Working Capital Amount" shall have the meaning specified in Section 2.3.

     "Actual Closing Net Working Capital Statement" shall have the meaning specified in Section 2.3.

     "Agreement" shall mean this Agreement, as amended, modified or supplemented from time to time.

     "Arbitrator" shall have the meaning specified in Section 12.13.

     "Audited Statements" shall have the meaning specified in Section 3.5.

     "Balance Sheet" shall have the meaning specified in Section 3.5.

     "Balance Sheet Date" shall have the meaning specified in Section 3.5.

     "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks located in New York, New York or Minneapolis, Minnesota shall be authorized or required by law or executive order to close.

     "Claim" shall have the meaning specified in Section 10.3

     "Closing" shall have the meaning specified in Section 2.5.

     "Closing Date" shall have the meaning specified in Section 2.5.

     "Code" shall have the meaning specified in Section 3.14.

     "Common Stock" shall mean the common stock of the Company, par value $1.00 per share.

     "Company" shall have the meaning specified in the preamble to this Agreement.

     "Company Property" shall have the meaning specified in Section 3.21.

     "Confidentiality Agreement" shall have the meaning specified in Section
6.3.

     "Damages" shall have the meaning specified in Section 10.2.

     "Employee Benefit Plans" shall have the meaning specified in Section 3.19.

     "Encumbrances" shall have the meaning specified in Section 3.7.

     "Environmental Claims" shall have the meaning specified in Section 3.21.

     "ERISA" shall have the meaning specified in Section 3.19.

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     "Environmental Law" shall have the meaning specified in Section 3.21.

     "Estimated Closing Net Working Capital Amount" shall have the meaning specified in Section 2.3.

     "Estimated Closing Net Working Capital Statement" shall have the meaning specified in Section 2.3.

     "GAAP" shall have the meaning specified in Section 3.5.

     "Hazardous Materials" shall have the meaning specified in Section 3.21.

     "Holdings" shall have the meaning specified in the preamble to this Agreement.

     "Indemnified Party" shall have the meaning specified in Section 10.3.

     "Indemnified Party Tax Benefits" shall have the meaning specified in
Section 10.2.

     "Indemnifying Party" shall have the meaning specified in Section 10.3.

     "Intellectual Property" shall have the meaning specified in Section 3.9.

     "knowledge" shall have the meaning specified in Section 12.1.

     "Liquidated Damages" shall have the meaning specified in Section 2.6.

     "MADSP" shall have the meaning specified in Section 9.7.

      "Material Adverse Effect" shall mean any change or undisclosed condition, as the context requires, that is both material and adverse with respect to the business, condition (financial or otherwise) or results of operations of the Company taken as a whole.

     "Notice of Objection" shall have the meaning specified in Section 2.3.

     "Overlap Period" shall have the meaning specified in Section 9.2.

     "Permitted Encumbrances" shall have the meaning specified in Section 3.7.

     "Person" shall have the meaning specified in Section 3.11.

     "Pre-Closing Period" shall have the meaning specified in Section 3.14.

     "Purchase Price" shall have the meaning specified in Section 2.2.

     "Purchasers" shall have the meaning specified in the preamble to this Agreement.

     "Purchaser's Arbitrator" shall have the meaning specified in Section 12.13.

     "Returns" shall have the meaning specified in Section 3.14.

     "Rules" shall have the meaning specified in Section 12.13.

     "Seller" shall have the meaning specified in the preamble to this Agreement.

     "Seller Note" shall have the meaning specified in Section 2.2.

     "Seller's Arbitrator" shall have the meaning specified in Section 12.13.

     "Seller's Representative" shall have the meaning specified in Section 9.2.

     "Solutions" shall have the meaning specified in the preamble in this Agreement.

     "Stock" shall have the meaning specified in the preamble to this Agreement.

     "Stockholders Agreement" shall have the meaning specified in Section 5.5.

     "Tax Benefits" shall have the meaning specified in Section 9.6.

     "Tax Matter" shall have the meaning specified in Section 9.2.

     "Taxes" means all taxes, assessments, charges, duties, fees, levies or other governmental charges, including, without limitation, all Federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.

     "Unaudited Statements" shall have the meaning specified in Section 3.5.

     "Working Capital Arbitrator" shall have the meaning specified in Section
2.3.

     "Working Capital Assets" shall have the meaning specified in Section 2.3.

     "Working Capital Liabilities" shall have the meaning specified in Section 2.3.

                                   ARTICLE II

                                PURCHASE OF STOCK

     ss.2.1 Purchase of Stock. Subject to the terms and conditions set forth in this Agreement, the Purchasers agree to purchase from the Seller on the Closing Date and the Seller agrees to sell, assign, transfer and deliver to the Purchasers on the Closing Date, the shares of Stock so owned by the Seller as follows: (i) Holdings agrees to purchase from the Seller, and the Seller agrees to sell, convey, transfer, assign and deliver to Holdings, 3.33 shares of Stock, and (ii) Solutions agrees to purchase from the Seller, and the Seller agrees to sell, convey, transfer, assign and deliver to Solutions, 96.67 shares of Stock. The certificates representing the Stock shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank, by the Seller transferring the same to the Purchasers with all necessary transfer tax and other revenue stamps, acquired at the Seller's expense, affixed and cancelled. The Seller agrees to cure any deficiencies with respect to the endorsement of the certificates representing the Stock owned by the Seller or with respect to the stock power accompanying any such certificates.

     ss.2.2 Price. In full consideration for the sale by the Seller of the Stock to the Purchasers, the Purchasers shall deliver to the Seller the following (the "Purchase Price") (subject to adjustment pursuant to Section 2.4):

     (a) to the Seller from Holdings on the Closing Date, 80,000 shares of common stock of Holdings ($12.50 per share for $1 million);

     (b) to the Seller from Solutions on the Closing Date, (A) $23,736,122, plus (or minus) (B) the amount by which the Estimated Closing Net Working Capital Amount exceeds (or is less than) $550,644, by wire transfer of immediately available funds to the account specified by the Seller at least two business days prior to the Closing; and

     (c) to the Seller from Solutions on the Closing Date, a 9% unsecured subordinated promissory note of Solutions, dated the Closing Date, payable quarterly on the basis of a 365 day year, in an aggregate principal amount equal to $5,000,000 due July 9, 2001, substantially in the form attached hereto as Exhibit A (the "Seller Note").

     ss.2.3 Working Capital Adjustment. (a) Closing Working Capital Statements.
(i) The parties shall cooperate with one another to prepare prior to the Closing an estimated closing net working capital statement of the Company as of the Closing Date (the "Estimated Closing Net Working Capital Statement"). The Estimated Closing Net Working Capital Statement shall be mutually agreed by the parties and shall reflect the Working Capital Assets, the Working Capital Liabilities and the Estimated Closing Net Working Capital Amount, each as estimated to exist as of the Closing Date. For purposes hereof, "Working Capital Assets" shall mean the current assets of the Company determined in accordance with GAAP and in a manner consistent with the policies and principles used in connection with the preparation of the Balance Sheet, it being understood that $704,178 will be deducted from such Working Capital Assets; "Working Capital Liabilities" shall mean the current liabilities of the

Company determined in accordance with GAAP and in a manner consistent with the policies and principles used in connection with the preparation of the Balance Sheet, it being understood that Working Capital Liabilities will not include notes payable and the current portion of long-term debt (other than the current portion of long-term debt attributable to the capitalized lease collateralized by computer equipment); and "Estimated Closing Net Working Capital Amount" shall mean the excess (or deficiency) of Working Capital Assets over Working Capital Liabilities estimated to exist as of the Closing Date.

          (ii) As soon as practicable (and in no event later than sixty (60) days after the Closing) the Purchasers shall prepare and deliver to the Seller a proposed actual closing net working capital statement of the Company as of the Closing Date (the "Actual Closing Net Working Capital Statement"). The Actual Closing Net Working Capital Statement will reflect the Working Capital Assets, the Working Capital Liabilities and the Actual Closing Net Working Capital Amount as of the Closing Date and will be prepared on a basis consistent with the preparation of the Estimated Closing Net Working Capital Statement. For purposes hereof, "Actual Closing Net Working Capital Amount" shall mean the excess of Working Capital Assets over Working Capital Liabilities as of the Closing Date.

          (iii) If the Seller does not object to the determination by the Purchasers of the proposed Actual Closing Net Working Capital Amount by written notice of objection (the "Notice of Objection") delivered to the Purchasers within twenty (20) days after the Seller's receipt of such statement, such Notice of Objection to describe in reasonable detail the Seller's proposed adjustments to the Actual Closing Net Working Capital Amount, the proposed Actual Closing Net Working Capital Amount shall be deemed final and binding.

          (iv) If the Seller delivers a Notice of Objection in respect of the Actual Closing Net Working Capital Amount, then any dispute shall be resolved in accordance with paragraph (b) of this Section 2.3.

          (v) The Seller and its representatives shall have reasonable access during normal business hours to (i) the Company's premises and the books and records used to prepare or germane to the preparation of the Actual Closing Net Working Capital Statement, (ii) the Company's employees, as employed by the Purchaser, to assist in document retrieval and assistance in reviewing and accessing documents and data, and (iii) Purchasers' financial and accounting advisors, both internal and external, and workpapers of such advisors for review and explanation with respect to any aspect of the procedures and analysis utilized and applied which lead to the preparation of the Actual Closing Net Working Capital Statement. In furtherance of the foregoing, and during the period that the Purchasers' advisors and personnel are conducting their review, and subsequent to issuance of the Actual Closing Net Working Capital Statement, the Seller and its representatives shall have reasonable access during normal business hours to the workpapers, schedules, memoranda, and all of the documents prepared or reviewed by the Purchasers or their representatives related to or arising in connection with the Actual Closing Net Working Capital Statement. The Purchasers agree in good faith to use all commercially reasonable efforts to provide such information and access.

      (b) Resolution of Disputes. (i) If the Seller objects to the Actual Closing Net Working Capital Statement as determined by the Purchasers, then the Seller, on the one hand, and the Purchasers, on the other hand, shall promptly endeavor to agree upon the Actual Closing Net Working Capital Amount. In the event that a written agreement as to the Actual Closing Net Working Capital Amount has not been reached within twenty (20) days after the date of receipt by the Purchasers from the Seller of his Notice of Objection thereto, then the determination of the Actual Closing Net Working Capital Amount shall be submitted to Arthur Andersen LLP, Chicago, Illinois (the "Working Capital Arbitrator").

          (ii) Within 45 days of the submission of any dispute concerning the determination of the Actual Closing Net Working Capital Amount to the Working Capital Arbitrator, the Working Capital Arbitrator shall render a decision in accordance with this paragraph (b) hereof along with a statement of reasons therefor. The decision of the Working Capital Arbitrator shall be final and binding upon the parties hereto.

          (iii) The fees and expenses of the Working Capital Arbitrator for any determination under this paragraph (b) shall be shared as follows: the Purchasers shall bear that portion thereof equal to the total amount of such fees and expenses multiplied by a fraction, the denominator of which shall be the difference between the Actual Closing Net Working Capital Amount as proposed in the determination by the Seller and the Actual Closing Net Working Capital Amount as proposed in the determination by the Purchasers, and the numerator of which shall be the difference between the Actual Closing Net Working Capital Amount as determined by the Working Capital Arbitrator and the Actual Closing Net Working Capital Amount as proposed by the Purchasers. The Seller shall bear the remainder of such fees and expenses.

            (iv) Nothing herein shall be construed to authorize or permit the Working Capital Arbitrator to determine (i) any question or matter whatever under or in connection with this Agreement except the determinations of what adjustments, if any, must be made in one or more of the items reflected in the Actual Closing Net Working Capital Statement delivered by the Purchasers in order for the Actual Closing Net Working Capital Amount to be determined in accordance with the provisions of this Agreement, or (ii) an Actual Closing Net Working Capital Amount that is not equal to one of or between the Actual Closing Net Working Capital Amount as proposed in the determination by the Seller and the Actual Closing Net Working Capital Amount as proposed in the determination by the Purchasers. Nothing herein shall be construed to require the Working Capital Arbitrator to follow any rules or procedures of any arbitration association.

          ss.2.4 Adjustments to Closing Payments. (a) Upon the final determination of the Actual Closing Net Working Capital Amount, the parties shall make the following adjustments:

          (i) If the Actual Closing Net Working Capital Amount is greater than the Estimated Closing Net Working Capital Amount, then the Purchase Price shall be increased by the amount of such difference.

          (ii) If the Actual Closing Net Working Capital Amount is less than the Estimated Closing Net Working Capital Amount, then the Purchase Price shall be decreased by the amount of such difference.

     (b) Any adjustment to the Purchase Price required under this Section 2.4 shall bear interest from the Closing Date to the date of payment thereof at a per annum rate equal to the "prime lending rate" as published in The Wall Street Journal. Any such adjustment required pursuant hereto shall be made by increasing or decreasing the principal amount of the Seller Note, as applicable. Such application shall be made on such of the following dates as may be applicable: (A) if the Seller shall have not objected to the preparation of the Actual Closing Net Working Capital Statement, the earlier of (1) twenty-five
(25) days after delivery to the Seller of the Actual Closing Net Working Capital Statement or (2) five (5) days after the Seller has indicated that he has no objections to the preparation of the Actual Closing Net Working Capital Statement, or (B) if the Seller shall have objected to such preparation, within five (5) days following final agreement or decision with respect to the Actual Closing Net Working Capital Statement as provided above.

          ss.2.5 Closing. The purchase and sale referred to in Section 2.1 (the "Closing") shall take place at 10:00 A.M. at the offices of White & Case, New York, New York on January 9, 1996, or at such other time and date as the parties hereto shall designate in writing. Such date is herein referred to as the "Closing Date".

     ss.2.6 Liquidated Damages. In the event that the transaction described herein is not closed on or before January 9, 1996, and no written agreement to extend such date has been agreed to by the parties, and the conditions to the Purchasers' obligations under this Agreement as set forth in Sections 7.1, 7.2, 7.3, 7.4 (but only to the extent that the failure to meet such condition would have a Material Adverse Effect), 7.5 (but only to the extent that the failure to meet such condition would effectively preclude the Purchasers from consummating the transactions contemplated by this Agreement), 7.6 (but only to the extent that there is not in place an actual restraint or prohibition to the transactions contemplated by this Agreement), 7.8, 7.9, 7.10, 7.11, 7.12, 7.13,
7.14 and 7.15 have been met (or the Seller is in a position to meet) by such date, then the Seller shall be entitled to an aggregate of $5 million dollars payable, jointly and severally, by the Purchasers to the Seller as liquidated damages, and not as a penalty (the "Liquidated Damages"), within five (5) Business Days after January 9, 1996. It is the desire and intent of the parties that the provisions of this Section 2.6 shall be enforced to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought. If any particular provision or portion of this
Section 2.6 shall be adjudicated to be invalid or unenforceable, this

Section 2.6 shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, and the parties hereby specifically authorize the tribunal making such determination to replace the invalid or unenforceable provision and, as to the amount of liquidated damages, if the amount above is deemed invalid or unenforceable, to enforce the highest amount under $5 million found to be enforceable.

                                   ARTICLE III

                         REPRESENTATIONS OF THE COMPANY

     ss.3. Representations of the Company. The Company hereby represents and warrants to the Purchasers as follows:

     ss.3.1 Existence and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. The Company has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character or location of the properties owned, leased or operated by the Company or the nature of the business conducted by the Company makes such qualification or license necessary, except where the failure to be so duly qualified or licensed would not have a Material Adverse Effect.

     ss.3.2 Capital Stock. The Company has an authorized capitalization consisting of 25,000 shares of common stock, par value $1.00 per share (the "Common Stock"), of which 100 shares are issued and outstanding. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of the Company.

     ss.3.3 Authorization and Validity of this Agreement. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the performance of its obligations hereunder have been duly authorized and approved by its Board of Directors and by the holders of a requisite amount of the Stock and no other corporate action on the part of the Company or action by the stockholders of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company. This Agreement has been duly executed and delivered by the Company and, assuming due execution of this Agreement by the Purchasers, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     ss.3.4 Subsidiaries and Investments. The Company does not own any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity.

     ss.3.5 Financial Statements; No Material Changes. (a) The audited balance sheets of the Company as of December 31, 1993 and December 31, 1994, together with related consolidated statements of operation, stockholders' equity and cash flows for the fiscal years then ended, together with the report of Weinberg & Associates, Ltd. with respect to the year ending December 31, 1993, and the report of Schweitzer Rubin Karon & Bremer with respect to the year ending December 31, 1994 (collectively, the "Audited Statements") are attached hereto as Schedule 3.5(a). The Audited Statements, including the footnotes thereto, have been prepared in accordance with generally accepted accounting principles consistently applied by the Company throughout the periods indicated ("GAAP") and fairly present in all material respects the financial position of the Company at the respective dates thereof, and the results of the operations and cash flows of the Company for the respective periods indicated.

     (b) The unaudited balance sheet of the Company as of September 30, 1995, together with related consolidated statements of operations and stockholders' equity and cash flows for the nine months then ended (collectively, the "Unaudited Statements") are attached hereto as Schedule 3.5(b). The Unaudited Statements have been prepared in accordance with GAAP (except that the Unaudited Statements may not contain all notes and may not contain prior period comparative data that are required to be prepared in accordance with GAAP) consistently with the Audited Statements and reflect all adjustments (exclusive of normal year-end adjustments) necessary to a fair statement of the financial position of the Company at its date thereof, and the results of the operations and cash flows of the Company for the interim period presented. The unaudited balance sheet of the Company dated September 30, 1995 is hereinafter referred to as the "Balance Sheet" and September 30, 1995 is hereinafter referred to as the "Balance Sheet Date."

     (c) Since December 31, 1994, there has been no (i) Material Adverse Effect or (ii) damage, destruction or loss to any asset or property, tangible or intangible, of the Company which has resulted in a Material Adverse Effect.

     ss.3.6 Books and Records. The minute books of the Company, as previously made available to the Purchasers and their representatives, contain materially accurate records of all meetings of, and corporate actions taken by (including action taken by written consent), the respective shareholders and Board of Directors of the Company. At Closing all of the books and records of the Company will be in the possession of the Company.

     ss.3.7 Title to Properties; Encumbrances. Except as set forth on Schedule
3.7 attached hereto and except for such properties and assets which have been sold or otherwise disposed of in the ordinary course of business, or transferred to the Seller in accordance with the last sentence of Section 6.1 of this Agreement, the Company has good title to its material properties and assets (real and personal, tangible and intangible), including, without limitation, the material properties and assets reflected in the Balance Sheet, subject to no encumbrance, lien, charge or other restriction of any kind or character ("Encumbrances"), except for (i) Encumbrances reflected in the Balance Sheet,
(ii) Encumbrances for current taxes, assessments or governmental charges or levies on property not yet due and delinquent, (iii) Encumbrances arising by operation of law and (iv)

Encumbrances described on Schedule 3.7 attached hereto (Encumbrances of the type described in clauses (i), (ii), (iii) and (iv) above are hereinafter sometimes referred to as "Permitted Encumbrances").

     ss.3.8 Real Property. The Company owns no real property.

     ss.3.9 Intellectual Property. The Company possesses all licenses, patents, trade names, trademarks and service marks (collectively, the "Intellectual Property") necessary for the ownership of its properties and the conduct of its business as presently conducted. All Intellectual Property of the Company are set forth on Schedule 3.9 attached hereto. All such Intellectual Property is in full force and effect and the Company has received no written notice of any event, inquiry, investigation or proceeding threatening the validity of any such Intellectual Property.

     ss.3.10 Leases. Schedule 3.10 attached hereto contains a list of all leases or sub-leases to which the Company is a party requiring an annual aggregate payment of at least $10,000. Except as otherwise set forth in Schedule 3.10 attached hereto, each lease or sub-lease set forth in Schedule 3.10 is in full force and effect; all rents and additional rents due to date from the Company on each such lease or sub-lease have been paid; the Company has not received notice that it is in material default under any such lease or sub-lease; and, to the knowledge of the Company, there exists no event, occurrence, condition or act (including the consummation of the transactions contemplated by this Agreement) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a material default by the Company under such lease or sub-lease.

     ss.3.11 Material Contracts. Except as set forth on Schedule 3.10 and
Schedule 3.11 attached hereto, the Company neither has nor is bound by (a) any agreement, contract or commitment that involves the performance of services or the delivery of goods and/or materials by it of an amount or value in excess of $10,000, (b) any agreement, contract or commitment not in the ordinary course of business, (c) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock, (d) any agreement, contract or commitment relating to capital expenditures in excess of $10,000, (e) any agreement, indenture or instrument relating to indebtedness, liability for borrowed money or the deferred purchase price of property (excluding trade payables in the ordinary course of business), (f) any loan or advance to, or investment in, any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or other entity (each a "Person"), any agreement, contract or commitment relating to the making of any such loan, advance or investment or any agreement, contract or commitment involving a sharing of profits, (g) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than in the ordinary course of business), (h) any management service, consulting or any other similar type of contract, (i) any agreement, contract or commitment limiting the ability of the Company to engage in any line of business or to compete with any Person, (j) any warranty, guaranty or other similar undertaking with respect to a contractual performance extended by the Company other than in the ordinary course of business, or (k) any amendment, modification or supplement in respect of any of the foregoing. Except as otherwise set forth on Schedule 3.11, each contract or agreement set forth on
Schedule 3.11 is in full force and effect and there exists no material default or event of default or to the knowledge of the Company, event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a material default or event of default thereunder.

     ss.3.12 Consents and Approvals; No Violations. Except as set forth in
Schedule 3.12 attached hereto, the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby (a) will not violate or contravene any provision of the Articles of Incorporation or By-laws of the Company, (b) will not violate or contravene any statute, rule, regulation, order or decree of any public body or authority by which the Company is bound or by which any of its respective properties or assets are bound that would have a Material Adverse Effect, (c) will not require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, or any other Person and (d) will not result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which the Company is a party, or by which it or any of their respective properties or assets may be bound.

     ss.3.13 Litigation. Except as set forth on Schedule 3.13 attached hereto, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the knowledge of the Company any investigation by) any governmental or other instrumentality or agency, pending, or, to the knowledge of the Company, threatened, against or affecting the Company or its properties or rights which could materially and adversely affect the right or ability of the Company to carry on its business as now conducted, or which could have a Material Adverse Effect; and the Company knows of no valid basis for any such action, proceeding or investigation. The Company is subject to no judgment, order or decree entered in any lawsuit or proceeding which may have a Material Adverse Effect.

     ss.3.14 Taxes. (a) Tax Returns. The Company has timely filed or caused to be timely filed or will timely file or cause to be timely filed with the appropriate taxing authorities all returns, statements, forms and reports for Taxes ("Returns") that are required to be filed by, or with respect to, the Company on or prior to the Closing Date. The Returns have accurately reflected and will, to the Company's knowledge, accurately reflect all liability for Taxes of the Company for the periods covered thereby.

     (b) Payment of Taxes. All Taxes and Tax liabilities of the Company for all taxable years or periods that end on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date ("Pre-Closing Period") have been timely paid or accrued and adequately disclosed and fully provided for on the books and records of the Company in accordance with GAAP.

      (c) Other Tax Matters. (i) Except as set forth on Schedule 3.14, the Company has not been the subject of an audit or other examination of Taxes by the tax authorities of any nation, state or locality nor has the Company received any notices from any taxing authority relating to any issue which could affect the Tax liability of the Company.

          (ii) Except as set forth on Schedule 3.14, neither the Seller nor the Company have, as of the Closing Date, (A) entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of the Company or (B) is presently contesting the Tax liability of the Company before any court, tribunal or agency.

         (iii) The Company has not been included in any "consolidated," "unitary" or "combined" Return provided for under the law of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired.

          (iv) All Taxes which the Company is (or was) required by law to withhold or collect have been duly with-held or collected, and have been timely paid over to the proper authorities to the extent due and payable.

          (v) The Company is not a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code").

         (vi) There are no tax sharing, allocation, indemnification or similar agreements in effect as between the Company or any predecessor or affiliate thereof and any other party (including the Seller and any predecessors or affiliates thereof) under which the Purchasers or the Company could be liable for any Taxes or other claims of any party.

        (vii) The Company has not applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality.

       (viii) No election under Section 341(f) of the Code has been made or shall be made prior to the Closing Date to treat the Company as a consenting corporation, as defined in Section 341 of the Code.

         (ix) The Company is not a party to any agreement that would require it to make any payment that would constitute an "excess parachute payment" for purposes of Sections 280G and 4999 of the Code.

          (x) The Company has made a valid S election under Section 1361 of the Code. With respect to the Company, such election was made on December 30, 1988 and was effective as of the year commencing February 1, 1989. The Company has also made all such elections required under any analogous provisions of state or local law. The Company will continue to be a valid S corporation through the day immediately preceding the Closing Date and will satisfy the requirements for an election under Treasury Regulation ss.1.338(h)(10)-1(d) with respect to the purchase of the Stock.

     ss.3.15 Liabilities. Except as set forth on Schedule 3.15, the Company has no outstanding claims, liabilities or indebtedness, contingent or otherwise, except as set forth in the Balance Sheet or referred to in the footnotes thereto, other than liabilities incurred subsequent to the Balance Sheet Date in the ordinary course of business.

     ss.3.16 Insurance. Schedule 3.16 contains an accurate and complete summary description of all policies of property, fire and casualty, product liability, workers compensation and other forms of insurance owned or held by the Company. The Company has not received (i) any notice of cancellation of any policy described in such Schedule or refusal of coverage thereunder, (ii) any notice that any issuer of such policy has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated, or (iii) any other indication that such policies are no longer in full force or effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder. Since the last renewal date of any insurance policy, there has not been any material adverse change in the relationship of the Company with its insurers or in the premiums payable pursuant to such policies.

     ss.3.17 Compliance with Laws. The Company is in compliance with the material provisions of all applicable laws, regulations, orders, judgments and decrees (including, without limitation, the Fair Debt Collection Practices Act and any state or local counterpart or equivalent).

     ss.3.18 Employment Relations. Except as set forth on Schedule 3.18: (a) The Company is in compliance with all Federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not, and is not, engaged in any unfair labor practice;

     (b) no unfair labor practice complaint against the Company is pending before the National Labor Relations Board;

     (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving the Company;

     (d) the Company is not a party to any collective bargaining agreement and no collective bargaining agreement is currently being negotiated by the Company; and

     (e) no claim in respect of the employment of any employee has been asserted or, to the knowledge of the Company, threatened, against the Company.

     ss.3.19 Employee Benefit Plans. Employee Benefit Plans. (a) List of Plans. Set forth in Schedule 3.19 attached hereto is an accurate and complete list of all domestic and foreign (i) "employee benefit plans," within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"), and (ii) all employment, consulting, golden parachute, compensation, termination, and severance contracts and agreements and all plans, programs, understandings, commitments and/or arrangements (including established working practices) and employment practices and policies, in each case for active, retired or former employees or directors, whether or not any such plans, programs, arrangements, commitments, contracts, agreements or practices (referred to in (i) or (ii) above) are in writing or are otherwise exempt from the provisions of ERISA, that have been established, maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) or with respect to which any potential liability is borne by the Company (including, for this purpose and for the purpose of all of the representations in this Section 3.19, any predecessors to the Company and all employers (whether or not incorporated) that are by reason of common control treated together with the Company as a single employer
(i) within the meaning of Section 414 of the Code or (ii) as a result of the Company being or having been a general partner of any such employer), since September 2, 1974 ("Employee Benefit Plans").

     (b) Status of Plans. Except as set forth in Schedule 3.19 attached hereto, each Employee Benefit Plan has at all times been maintained and operated in substantial compliance with its terms and the requirements of all applicable laws, including, without limitation, ERISA and the Code. No complete or partial termination of any Employee Benefit Plan has occurred or is expected to occur. The Company has no commitment, intention or understanding to create, modify or terminate any Employee Benefit Plan. Except as required by applicable law, no condition or circumstance exists that would prevent the amendment or termination of any Employee Benefit Plan. Other than the sale of Stock under this Agreement which will trigger the payment of benefits under the Company's stock appreciation rights plan as described in Schedule 3.19 attached hereto, no event has occurred and no condition or circumstance has existed that could result in a material increase in the benefits under or the expense of maintaining any Employee Benefit Plan from the level of benefits or expense incurred for the most recent fiscal year ended thereof.

     (c) Pension Plans. Other than the Company's 401(k) Plan, no Employee Benefit Plan is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA.

     (d) Liabilities. The Company does not maintain any Employee Benefit Plan which is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code) that has not been administered and operated in all material respects in compliance with the applicable requirements of Section 601 of ERISA and
Section 4980B(f) of the Code and the Company is not subject to any liability, including, without limitation, additional contributions, fines, penalties or loss of tax deduction as a result of such administration and operation. Except as set forth in Schedule 3.19, the Company maintains no Employee Benefit Plan providing for retiree health and/or life benefits and having unfunded liabilities. The Company maintains no Employee Benefit Plan which is an "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) that has provided any "disqualified benefit"

(as such term is defined in Section 4976(b) of the Code) with respect to which an excise tax could be imposed.

     The Company has no unfunded liabilities pursuant to any Employee Benefit Plan that is not intended to be qualified under Section 401(a) of the Code. The Company has not incurred any liability for any tax or excise tax arising under
Section 4977 or 4980B of the Code, and no event has occurred and no condition or circumstance has existed that could give rise to any such liability.

     There are no actions, suits or claims pending, or, to the best knowledge of the Company and the Seller, threatened, anticipated or expected to be asserted against any Employee Benefit Plan or the assets of any such plan (other than routine claims for benefits and appeals of denied routine claims). No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending, threatened, anticipated, or expected to be asserted against the Company or any fiduciary of any Employee Benefit Plan, or in any case with respect to any Employee Benefit Plan. Within the previous five years, no Employee Benefit Plan or any fiduciary thereof has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency which has given rise to any penalty, liability or additional tax.

     (e) Contributions. Except as set forth on Schedule 3.19, full payment has been made of all amounts which the Company is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which the Company is a party, to have paid as contributions or premiums thereto as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof. All such contributions and/or premiums have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any governmental entity, and to the best knowledge of the Company and the Seller, no event has occurred and no condition or circumstance has existed that could give rise to any such challenge or disallowance. The Company and has made adequate provision for reserves to meet contributions and premiums that have not been made because they are not yet due under the terms of any Employee Benefit Plan or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

     (f) Transactions. Neither the Company nor any of its directors, officers, employees or, to the best knowledge of the Company and the Seller, other persons who participate in the operation of any Employee Benefit Plan or related trust or funding vehicle, has engaged in any transaction with respect to any Employee Benefit Plan or breached any applicable fiduciary responsibilities or obligations under Title I of ERISA that would subject any of them to a tax, penalty or liability for prohibited transactions under ERISA or the Code or would result in any claim being made under, by or on behalf of any such Employee Benefit Plan by any party with standing to make such claim.

     (g) Triggering Events. Other than with respect to the Company's stock appreciation rights plan, the execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Employee Benefit Plan, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits to any employee or former employee or director of the Company. Other than with respect to the Company's stock appreciation rights plan, no Employee Benefit Plan provides for the payment of severance benefits upon the termination of an employee's employment.

     (h) Documents. The Company has delivered or caused to be delivered to the Purchasers and their counsel true and complete copies of all material documents in connection with each Employee Benefit Plan, including, without limitation (where applicable):
(i) all Employee Benefit Plans as in effect on the date hereof, together with all amendments thereto, including, in the case of any Employee Benefit Plan not set forth in writing, a written description thereof; (ii) all current summary plan descriptions, summaries of material modifications, and material communications; (iii) all current trust agreements, declarations of trust and other documents establishing other funding arrangements (and all amendments thereto and the latest financial statements thereof); (iv) the most recent Internal Revenue Service determination letter obtained with respect to each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code;
(v) Form 5500 for each of the last three years for each Employee Benefit Plan required to file such Form; (vi) the most recently prepared financial statements; and (vii) all contracts relating to each Employee Benefit Plan, including, without limitation, service provider agreements, insurance contracts, annuity contracts, investment management agreements, subscription agreements, participation agreements, and recordkeeping agreements.

     (i) Tax Qualification. Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined to be so qualified by the Internal Revenue Service. Each trust established in connection with any

Employee Benefit Plan which is intended to be exempt from Federal income taxation under Section 501(a) of the Code has been determined to be so exempt by the Internal Revenue Service. Since the date of each most recent determination referred to in this paragraph (f), no event has occurred and no condition or circumstance has existed that resulted or is likely to result in the revocation of any such determination or that could adversely affect the qualified status of any such Employee Benefit Plan or the exempt status of any such trust.

     ss.3.20 Interests in Customers, Suppliers, etc. Except as set forth on
Schedule 3.20 attached hereto, neither the Seller nor any officer or director of the Company possesses, directly or indirectly, any ownership interest in, or is a director, officer or employee of, any Person which is a supplier, customer, lessor, lessee, licensor, developer, competitor or potential competitor of the Company. Ownership of securities of a company whose securities are registered under the Securities Exchange Act of 1934 of 5% or less of any class of such securities shall not be deemed to be a financial interest for purposes of this
Section 3.20.

     ss.3.21 Environmental Laws and Regulations. Except as set forth on Schedule 3.21:

     (a) Hazardous Materials (as hereinafter defined) have not been generated, used, treated or stored on or released or disposed on any Company Property (as hereinafter defined).

     (b) The Company is in compliance in all material respects with Environmental Laws (as hereinafter defined) and the requirements of permits issued under such Environmental Laws with respect to any Company Property.

     (c) There are no pending or, to the knowledge of the Company, threatened Environmental Claims (as hereinafter defined) against the Company or any Company Property.

     (d) For purposes of this Section 3.21 the following definitions shall apply:

          "Company Property" means any real property and improvements owned, leased, used, operated or occupied by the Company.

          "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any applicable Environmental Law.

          "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law in effect and in each case as amended as of the Closing Date, and any judicial or administrative interpretation thereof as of the Closing Date, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. ss. 6901 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 9601 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq.; the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss.651 et seq.; and their state and local counterparts and equivalents.

          "Environmental Claims" means administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such Law, including (a) Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

     ss.3.22 Bank Accounts, Powers of Attorney. Set forth on Schedule 3.22 attached hereto is an accurate and complete list showing (a) the name and address of each bank in which the Company has a material account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto and (b) the names of all persons, if any, holding powers of attorney from the Company.

     ss.3.23 Compensation of Employees. Schedule 3.23 sets forth an accurate and complete list for 1995 showing the names of all persons employed by the Company who are expected to receive more than $50,000 in 1995 cash compensation (including, without limitation, salary, commission and bonus) and who are expected to be employed by the Company on the Closing Date. Such list sets forth the present salary or hourly wage, expected 1995 cash compensation (including, without limitation, salary, commission and bonus) and fringe benefits, of each such person.

     ss.3.24 Conduct of Business. Except as disclosed on Schedule 3.24 attached hereto and except as expressly contemplated by this Agreement, since September 30, 1995, the Company has taken no action which, if taken subsequent to the execution of this Agreement and on or prior to the Closing Date, would constitute a breach of the Company's agreements set forth in Section 6.1

     ss.3.25 Customer Relations. To the Company's knowledge, there has not been any change in relations with customers of the Company as a result of the transactions contemplated by this Agreement which has resulted in a Material Adverse Effect. To the knowledge of the Company, no customer (or customers) contributing more than $1,000,000 in the aggregate to the Company's 1995 revenues has (or have) notified the Company that it (or they) intends (or intend) to either (i) terminate its (or their) contractual arrangements with the Company or (ii) substantially curtail the amount of business it (or they) currently does (or do) with the Company.

     ss.3.26 Condition of Assets. The assets and properties utilized in and material to the conduct of the Company's business, whether owned or leased, are, to the Company's knowledge, in the aggregate in good operating condition and repair (normal wear and tear excepted) and are suitable for the purposes for which they are presently being used.

     ss.3.27 Broker's or Finder's Fees. Except for Piper Jaffray Inc., whose fees and expenses will be paid by the Seller, no agent, broker, person or firm acting on behalf of the Company, is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

                                   ARTICLE IV

                          REPRESENTATIONS OF THE SELLER

     ss.4. Representations of the Seller. The Seller represents and warrants to the Purchasers as follows:

     ss.4.1 Ownership of Stock. The Seller is the lawful owner of 100 shares of Stock, free and clear of all liens, encumbrances, restrictions and claims of every kind. The Seller has the full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and convey the shares of Stock so owned by the Seller pursuant to this Agreement, and the delivery to the Purchasers of the Stock pursuant to the provisions of this Agreement will transfer to the Purchasers good title thereto, free and clear of all Encumbrances.

     ss.4.2 Authorization and Validity of Agreement. The Seller has the requisite power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated to be performed by him hereby. This Agreement has been duly executed and delivered by the Seller and, assuming the due execution of this Agreement by the Purchasers and the Company, is a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

     ss.4.3 Restrictive Documents. The Seller is not subject to any mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree, or any other restriction of any kind or character which would prevent consummation by the Seller of the transactions contemplated by this Agreement.

     ss.4.4 Broker's or Finder's Fees. Except for Piper Jaffray Inc., whose fees and expenses will be paid by the Seller, no agent, broker, person or firm acting on behalf of the Seller is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

                                    ARTICLE V

                        REPRESENTATIONS OF THE PURCHASERS

     ss.5. Representations of the Purchasers. The Purchasers, jointly and severally, represent and warrant to the Company and the Seller as follows:

     ss.5.1 Existence and Good Standing; Power and Authority. (a) Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Holdings has the requisite corporate power and authority to enter into, execute and deliver this Agreement and perform its obligations hereunder. This Agreement has been duly authorized and approved by Holdings and, assuming the due execution of this Agreement by the Company, the Seller and Solutions, is a valid and binding obligation of Holdings enforceable against it in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     (b) Solutions is a corporation duly organized, validly existing and in good standing under the laws of the State of

Delaware. Solutions has the requisite corporate power and authority to enter into, execute and deliver this Agreement and the Seller Note, and perform its obligations hereunder and thereunder. This Agreement and the Seller Note have been duly authorized and approved by Solutions, and, assuming the due execution of this Agreement by the Company, the Seller and Holdings, are valid and binding obligations of Solutions enforceable against it in accordance with their terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     ss.5.2 Restrictive Documents. Neither Purchaser is subject to any mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree, or any other restriction of any kind or character which would prevent consummation by it of the transactions contemplated by this Agreement.

     ss.5.3 Purchase for Investment. Each Purchaser will acquire the Stock for its own account for investment and not with a view toward any resale or distribution thereof; provided, however, that the disposition of such Purchaser's property shall at all times remain within the sole control of such Purchaser.

     ss.5.4 Capital Stock. The shares of stock of Holdings to be received by the Seller in accordance with the terms of this Agreement will be duly authorized, validly issued, fully paid and nonassessable.

     ss.5.5 Capitalization of Holdings. The authorized capital stock of Holdings consists of (i) 5,600,000 shares of Holdings Common Stock, of which 2,812,000 shares are duly authorized and validly issued and outstanding, fully paid and nonassessable on the date hereof, and (ii) 1,000,000 shares of Holdings Preferred Stock, of which 800,000 shares will be duly authorized validly issued and outstanding, fully paid and nonassessable after giving effect to the transactions contemplated by this Agreement. The record ownership of the outstanding shares of Holdings Common Stock and Preferred Stock (after giving effect to the transactions contemplated by this Agreement) is reflected on
Schedule 5.5 attached hereto. Except as set forth on Schedule 5.5 attached hereto, no shares of capital stock of Holdings have been reserved for any purpose. Except for the Holdings Preferred Stock, for rights contained in that certain Stockholders Agreement dated as of September 21, 1995, by and among Holdings and certain stockholders of Holdings (the "Stockholders Agreement") and for options to be granted under Holdings' 1995 Stock Option and Stock Award Plan, there are no outstanding securities convertible into or exchangeable for the capital stock of

Holdings and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for any shares of such stock or other securities of Holdings. There are no outstanding agreements affecting or relating to the voting, issuance, purchase, redemption, repurchase or transfer of any of the securities of Holdings, except for the Stockholders Agreement referred to above or as otherwise contemplated hereunder.

     ss.5.6 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of the Purchasers is, or will be, entitled to any commission or broker's or finder's fees from the Seller in connection with any of the transactions contemplated by this Agreement.

                                   ARTICLE VI

            TRANSACTIONS PRIOR TO THE CLOSING DATE; OTHER AGREEMENTS

     ss.6.1 Conduct of Business of the Company. During the period from the date of this Agreement to the Closing Date, the Company shall conduct its operations only according to its ordinary and usual course of business; use its reasonable efforts to preserve intact its business organizations, keep available the services of its officers and employees and maintain its relationships and goodwill with licensors, suppliers, distributors, customers, landlords, employees, agents and others having business relationships with it;

confer with the Purchasers concerning operational matters of a material nature and report periodically to the Purchasers concerning the business, operations and finances of the Company. Notwithstanding the immediately preceding sentence, prior to the Closing Date, except as set forth on Schedule 6.1, as may be first approved in writing by the Purchasers (and as set forth in a Schedule to this Agreement) or as is otherwise permitted or required by this Agreement, the Company shall, (a) refrain from amending or modifying its Articles of Incorporation or By-Laws from its form on the date of this Agreement, (b) refrain from paying (other than in the ordinary course of business consistent with past practice) or increasing any bonuses, salaries, or other compensation to any director, officer, employee or stockholder or entering into any employment, severance, or similar agreement with any director, officer, or employee, (c) refrain from the adopting or increasing of any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any of its employees, (d) refrain from entering into any material contract or commitment except material contracts and commitments in the ordinary course of business consistent with past practice,
(e) refrain from increasing its indebtedness for borrowed money, except current borrowings in the ordinary course of business, (f) except as may be determined to be in the best interest of the Company and in the ordinary course of business, refrain from cancelling or waiving any claim or right of substantial value which individually or in the aggregate is material, (g) refrain from redeeming, purchasing or otherwise acquiring any of its capital stock, (h) refrain from making any material change in accounting methods or practices, except as required by law or GAAP, (i) refrain from issuing or selling any shares of capital stock or any other securities, or issuing any securities convertible into, or options, warrants or rights to purchase or subscribe to, or entering into any arrangement or contract with respect to the issue and sale of, any shares of its capital stock or any other securities, or making any other changes in its capital structure, (j) refrain from selling, leasing or otherwise disposing of any material asset or property, (k) refrain from making any capital expenditure or commitment therefor, except in the ordinary course of business consistent with past practice, (l) refrain from writing off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material and (m) refrain from agreeing in writing to do any of the foregoing. Notwithstanding the foregoing, the parties acknowledge and agree that (i) the assets set forth on Exhibit B hereto shall be sold by the Company to the Seller prior to the Closing Date, at $367,358 (the fair market value of such assets), and (ii) that certain three party note in a principal amount of $61,000 shall be written off and cancelled by the Company prior to the Closing Date.

     ss.6.2 Exclusive Dealing. During the period from the date of this Agreement to the Closing Date, none of the Seller, the Company or any officer or director of the Company shall take any action to, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person, other than the Purchasers, concerning any purchase of any capital stock of the Company or any merger, sale of substantial assets or similar transaction involving the Company.

     ss.6.3 Review of the Company. The Purchasers may, prior to the Closing Date, directly or through their representatives, review the properties, books and records of the Company and its financial and legal condition to the extent they deem necessary or advisable to familiarize themselves with such properties and other matters; such review shall not, however, affect the representations and warranties (as modified by the Schedules) made by the Company in this Agreement or the remedies of the Purchasers for breaches of those representations and warranties. The Company shall permit the Purchasers and their representatives to have, after the date of execution of this Agreement, full access to the premises and to all the books and records of the Company and to cause the officers of the Company to furnish the Purchasers with such financial and operating data and other information with respect to the business and properties of the Company as the Purchasers shall from time to time reasonably request. The Company shall deliver or cause to be delivered to the Purchasers such additional instruments, documents, certificates and opinions as the Purchasers may reasonably request for the purpose of (a) verifying the information set forth in this Agreement or on any Schedule attached hereto and (b) consummating or evidencing the transactions contemplated by this Agreement. The parties hereto acknowledge that McCown De Leeuw & Co., the Company and the Seller have entered into a Confidentiality Agreement (the "Confidentiality Agreement") and the Purchasers confirm that they will comply with their obligations thereunder as if they were parties thereto and that information obtained during any such review will be subject to the terms of the Confidentiality Agreement.

     ss.6.4 Reasonable Efforts. Each of the Company, the Seller and the Purchasers shall cooperate and use their respective reasonable commercial efforts to take, or cause to be taken, all appropriate actions, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, their respective reasonable commercial efforts to obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company as are necessary for consummation of the transactions contemplated by the Agreement and to fulfill the conditions to the sale contemplated hereby.

     ss.6.5 Company and Seller Records. With respect to all materials and documents related to the Company and Seller transferred hereunder, the Purchasers hereby covenant as follows:

     (i) Purchasers acknowledge and agree that the Seller may, at his option and expense (subject to the Purchasers' right to retain originals thereof), upon the Closing take copies of certain permanent records of the Company, to the extent that such records relate to periods ending on or prior to the Closing Date, which records shall include but not be limited to, articles and certificates of incorporation, by-laws, minute books and resolutions, shareholder records, financial statements and records, general ledgers, journal entries, tax returns (state and federal), payroll and payroll tax reporting forms (state and federal), W-2 employee earnings records, workers' compensation reports, retirement pension and other benefit plan documents and records and department records. The Purchasers shall cause the Company and its employees, at no charge, to provide reasonable assistance to Seller in the location of and information relating to such records, to the extent that such records relate to periods ending on or prior to the Closing Date, for three (3) years from the Closing Date, or until the expiration of applicable statutes of limitations as to Tax Matters.

     (ii) from and after the Closing, the Purchasers shall cause the Company to store and safeguard for at least three years, at no charge to the Seller, the following Company records relating to periods ending on or prior to the Closing Date for access by the Seller for the time periods set forth below: (a) employee earnings records (payroll registers, commission reports, etc.); (b) all other payroll records (except forms 940 and 941 and W-2 reports); (c) all corporate and accounting records; and (d) all informational matters related to litigation and claims arising from the Company's operation of its businesses to and including the Closing Date. The Purchasers and the Company shall, at no charge (other than out-of-pocket expenses) to the Seller, provide the assistance of its executives and employees in connection with investigation and other proceedings and other matters arising from and in connection with such litigation and claims, provided that such assistance is scheduled as to not materially interfere with the employment responsibilities and duties of such executives and employees.

     (iii) After expiration of the three year period referred to above, in the event the Purchasers determine to destroy or otherwise dispose of any of the Company or Seller's records or materials, the Purchaser will notify the Seller in writing and allow the Seller the opportunity to take custody of such records and materials; provided, however, that if the Seller does not notify the Purchasers in writing of its desire to take custody of such records within 90 days after receipt of such written notice from the Purchasers, the Purchasers may destroy or otherwise dispose of such records.

     ss.6.6 Payment of Accrued Bonuses. The Company shall pay all bonuses accrued on the Actual Closing Net Working Capital Statement to its employees, independent contractors and directors on or before March 15, 1996, in accordance with the Company's past practice.

     ss.6.7 Removal of the Seller from Personal Guarantees. The Purchasers will use all commercially reasonable efforts to obtain the release of the Seller from all personal guarantees of Company obligations, including, without limitation, those guarantees described on Schedule 6.7 attached hereto. Pending such removal as described above, the Company agrees to indemnify and hold the Seller harmless from damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred or suffered as a result of liabilities under such personal guarantees.

     ss.6.8 Payment Due Seller Upon Occurrence of Certain Event. In the event that either, or both, of Mr. Berg and Mr. Burton shall not be entitled to payments under the Company's stock appreciation rights plan for any reason, including, without limitation, because of a failure to fulfill any service requirement thereunder, Solutions shall pay to the Seller an amount equal to $131,939 plus accrued interest thereon at 9% per annum from the Closing Date to the date of payment therefor for each individual who shall not be entitled to such stock appreciation right payment. Any such payment due under this Section
6.8 shall be due and payable within 20 Business Days after the event giving rise to the payment obligation.

                                   ARTICLE VII

                    CONDITIONS TO THE PURCHASERS' OBLIGATIONS

     ss.7. Conditions to the Purchasers' Obligations. The obligations of the Purchasers to purchase the Stock contemplated by this Agreement are conditioned upon satisfaction, at or prior to the Closing, of the following conditions:

     ss.7.1 Opinions of Counsel. The Company shall have furnished the Purchasers with an opinion, dated the Closing Date, of Briggs and Morgan, Professional Association, to the effect set forth in Exhibit C hereto.

     ss.7.2 Good Standing and Other Certificates. The Purchasers shall have received (a) copies of the Articles of Incorporation, including all amendments thereto, in each case certified by the Secretary of State or other appropriate official of the jurisdiction of incorporation of the Company, (b) a certificate from the Secretary of State or other appropriate official of the jurisdiction of incorporation of the Company to the effect that the Company is in good standing and listing all charter documents of the Company on file, (c) a certificate from the Secretary of State or other appropriate official in each State in which the Company is qualified to do business to the effect that the Company is in good standing in such State and (d) a copy of the By-Laws of the Company certified by the Secretary of the Company as being true and correct and in effect on the Closing Date.

     ss.7.3 No Material Adverse Effect. Prior to the Closing there shall have been no Material Adverse Effect and the Company shall have delivered to the Purchasers an officer's certificate, dated the Closing Date, to such effect.

     ss.7.4 Truth of Representations and Warranties. The representations and warranties of the Company contained in this Agreement and the representations and warranties of the Seller contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the Company and the Seller shall have each delivered to the Purchasers a certificate, dated the Closing Date, to such effect.

     ss.7.5 Performance of Agreements. All of the agreements of the Company and the Seller to be performed prior to the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects, and the Company and the Seller shall have each delivered to the Purchasers a certificate, dated the Closing Date, to such effect.

     ss.7.6 No Litigation Threatened. No action or proceedings shall have been instituted or, to the knowledge of the Company or the Seller, threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby.

     ss.7.7 Third Party Consents; Governmental Approvals. All consents, approvals or waivers, if any, disclosed on Schedule 7.7 attached hereto or required in connection with the consummation of the transactions contemplated by this Agreement shall have been received. All of the consents, approvals, authorizations, exemptions and waivers from governmental agencies that shall be required in order to enable the Purchasers to consummate the transactions contemplated hereby shall have been obtained.

     ss.7.8 Repayment of Indebtedness to Third Parties; Termination of Security Interests. All indebtedness for borrowed money of the Company shall have been repaid in full, without penalty, and cancelled. For purposes above, indebtedness for borrowed money shall not include purchase money indebtedness or capitalized lease obligations. All security interests, liens, mortgages, claims or other encumbrances of any kind securing such indebtedness shall be released. Such indebtedness is listed on Schedule 7.8 attached hereto.

     ss.7.9 Resignations. All members of the Board of Directors of the Company shall have tendered their resignation from such positions effective at the Closing.

     ss.7.10 Employment Arrangements. The Seller shall have executed an employment agreement with the Company in substantially the form of Exhibit D attached hereto.

     ss.7.11 Non-Competition Agreements. The Seller shall have entered into a non-competition and non-interference agreement in substantially the form of Exhibit E attached hereto.

     ss.7.12 Stockholders Agreement. The Seller shall have executed the Stockholders Agreement.

     ss.7.13 FIRPTA. The Seller shall have furnished to the Purchasers, on or prior to the Closing Date, a non-foreign person affidavit required by Section 1445 of the Code.

     ss.7.14 Weinberg Stock Appreciation Right. The Company's obligations to Gerald M. Weinberg under his stock appreciation right shall have been fulfilled and such stock appreciation right cancelled.

     ss.7.15 Pledge Agreement. The Seller shall have executed a pledge agreement in substantially the form of Exhibit F attached hereto.

                                  ARTICLE VIII

            CONDITIONS TO THE COMPANY'S AND THE SELLER'S OBLIGATIONS

     ss.8. Conditions to the Company's and the Seller's Obligations. The obligations of the Company and the Seller to effect the transactions contemplated by this Agreement on the Closing Date are conditioned upon satisfaction or waiver, at or prior to the Closing, of the following conditions:

     ss.8.1 Opinions of Purchasers' Counsel. The Purchasers shall have furnished the Seller with an opinion, dated the Closing Date, of White & Case, to the effect set forth in Exhibit G hereto.

     ss.8.2 Truth of Representations and Warranties. The representations and warranties of the Purchasers contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the Purchasers shall have delivered to the Seller an officer's certificate, dated the Closing Date, to such effect.

     ss.8.3 Third Party Consents; Governmental Approvals. All consents, approvals or waivers, if any, required in connection with the consummation of the transactions contemplated by this Agreement shall have been received. All of the consents, approvals, authorizations, exemptions and waivers from government agencies that shall be required in order to permit the consummation of the transactions contemplated hereby shall have been obtained.

     ss.8.4 Performance of Agreements. All of the agreements of the Purchasers to be performed prior to the Closing pursuant to the terms of this Agreement shall have been duly performed in all material respects, and the Purchasers shall have delivered to the Seller an officer's certificate, dated the Closing Date, to such effect.

     ss.8.5 No Litigation Threatened. No action or proceeding shall be instituted or, to the knowledge of the Purchasers, threatened before a court or other government body or any public authority to restrain or prohibit any of the transactions contemplated hereby, and the Purchasers shall have delivered to the Seller an officer's certificate, dated the Closing Date, to such effect.

     ss.8.6 Employment Arrangements. The Seller shall have executed an employment agreement with the Company in substantially the form of Exhibit D hereto. Each of Gerald M. Weinberg, Steven L. Berg, David M. Burton shall have been offered employment with the Company on the terms and conditions outlined in the employment agreement substantially the form of Exhibit H hereto.

     ss.8.7 Co-Invest Opportunity. Each of Gerald M. Weinberg, Steven L. Berg, David M. Burton, R. Hunt Greene and Lawrence T. Hofmann shall have been provided an opportunity to purchase at or prior to Closing common stock of Holdings in an aggregate amount up to 40,000 shares at the same price as the Seller under this Agreement along with execution of the Stockholders Agreement.

     ss.8.8 Other Agreements. The Purchasers and the Company shall have complied with their obligations under the last sentence of Section 6.1 of this Agreement.

                                   ARTICLE IX

                                   TAX MATTERS

     ss.9.1 Tax Returns. (a) The Seller shall have the exclusive authority and obligation to prepare, execute on behalf of the Company and timely file, or cause to be prepared and timely filed, all Returns of the Company that are due with respect to any taxable year or other taxable period ending prior to or ending on and including the Closing Date. Such authority shall include, but not be limited to, the determination of the manner in which any items of income, gain, deduction, loss or credit arising out of the income, properties and operations of the Company shall be reported or disclosed in such Returns; provided, however, that such Returns shall be prepared by treating items on such Returns in a manner consistent with the past practices with respect to such items.

     (b) Except as provided in Section 9.1(a), the Purchasers shall have the exclusive authority and obligation to prepare and timely file, or cause to be prepared and timely filed, all Returns of the Company; provided, however, with respect to Returns to be filed by the Purchasers pursuant to this Section 9.1 for taxable periods beginning before the Closing Date and ending after the Closing Date, items set forth on such Returns shall be treated in a manner consistent with the past practices with respect to such items. Such authority shall include, but not be limited to, the determination of the manner in which any items of income, gain, deduction, loss or credit arising out of the income, properties and operations of the Company shall be reported or disclosed on such Returns.

     ss.9.2 Controversies. The Purchasers shall promptly notify the Seller in writing upon receipt by the Purchasers or any affiliate of the Purchasers (including the Company after the Closing Date) of written notice of any inquiries, claims, assessments, audits or similar events with respect to Taxes relating to a taxable period ending prior to or ending on and including the Closing Date for which the Seller may be liable under this Agreement (any such inquiry, claim, assessment, audit or similar event, a "Tax Matter"). The Seller, or his duly appointed representative (the "Seller's Representative"), at his sole expense, shall have the authority to represent the interests of the Company with respect to any Tax Matter before the Internal Revenue Service, any other taxing authority, any other governmental agency or authority or any court and shall have the sole right to control the defense, compromise or other resolution of any Tax Matter, including responding to inquiries, filing Returns and contesting, defending against and resolving any assessment for additional Taxes or notice of Tax deficiency or other adjustment of Taxes of, or relating to, a Tax Matter; provided, however, that neither the Seller nor any of his affiliates shall enter into any settlement of or otherwise compromise any Tax Matter that affects or may affect the Tax liability of the Purchasers, the Company or any affiliate of the foregoing for any period ending after the Closing Date, including the portion of a period beginning before the Closing Date and ending after the Closing Date (the "Overlap Period") that is after the Closing Date, without the prior written consent of the Purchasers, which consent shall not be unreasonably withheld. The Seller or the Seller's Representative shall keep the Purchasers fully and timely informed with respect to the commencement, status and nature of any Tax Matter. The Seller shall, in good faith, allow the Purchasers, at their sole expense, to make comments to the Seller or the Seller's Representative, regarding the conduct of or positions taken in any such proceeding.

     Except as otherwise provided in this Section 9.2, the Purchasers shall have the sole right to control any audit or examination by any taxing authority, initiate any claim for refund or amend any Return, and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of, or relating to, the income, assets or operations of the Company for all taxable periods; provided, however, that the Purchasers shall not, and shall cause its affiliates (including the Company) not to, enter into any settlement of any contest or otherwise compromise any issue with respect to the portion of the Overlap Period ending on or prior to the Closing Date without the prior written consent of the Seller, which consent shall not be unreasonably withheld.

     ss.9.3 Transfer Taxes. All transfer, sales and use, registration, stamp and similar Taxes imposed in connection with the sale of the Stock or any other transaction that occurs pursuant to this Agreement shall be borne solely by the Seller.

     ss.9.4 Amended Returns. Neither the Seller nor the Company shall file or cause to be filed any amended Return or claims for refund without the prior written consent of the Purchasers, which consent shall not be unreasonably withheld, delayed or conditioned, except for such amended Returns or claims for refund filed in connection with the resolution of any Tax Matter in accordance with Section 9.2.

     ss.9.5 Non-foreign Person Affidavit. The Seller shall furnish to the Purchasers on or before the Closing Date a non-foreign person affidavit as required by Section 1445 of the Code.

     ss.9.6 Indemnification. (a) The Seller agrees to indemnify, defend and hold harmless the Purchasers, their affiliates (including the Company) and the successors to the foregoing (and their respective shareholders, officers, directors, employees and agents) on an after-tax basis against (i) all Taxes, losses, claims and expenses resulting from, arising out of, or incurred with respect to, any claims that may be asserted by any party based upon, attributable to, or resulting from the failure of any representation or warranty made pursuant to Section 3.14 to be true and correct as of the Closing Date;
(ii) all Taxes imposed on or asserted against the properties, income or operations of the Company for all Pre-Closing Periods to the extent such Taxes have not been fully reserved for on the Actual Closing Net Working Capital Statement; and (iii) all Taxes imposed on the Company, or for which the Company may be liable, as a result of any transaction contemplated by this Agreement, including any Taxes imposed on the Purchasers or the Company pursuant to Section 1374 of the Code and any comparable provision of state law or otherwise as a result of the joint election under Section 338(h)(10) of the Code to treat the sale of stock pursuant to this Agreement as an asset sale for Federal income tax purposes, and any analogous provisions of state and local law. The Purchasers shall promptly give the Seller or his representative written notice of all Taxes, losses, claims and expenses which the Purchasers have reasonably determined may give rise to a right of indemnification under this Section 9.6, including a computation of the amount of the claimed indemnification with sufficient detail and particularity to enable the Seller to reasonably determine the amount of such required indemnification. The computation set forth in such notice shall take into account any reductions in or refunds of Taxes realized by the Purchasers or the Company with respect to subsequent taxable years as a result of the incurrence of such Taxes, losses, claims and expenses ("Tax Benefits"). At the option of the Purchasers, such Tax Benefits shall be taken into account either (i) by reducing the amount of the required indemnification by the present value of the future Tax Benefits or (ii) through a reimbursement of such Tax Benefits to the Seller as and when such Tax Benefits are actually realized.

     (b) In the event that the Purchasers fail to notify the Seller with respect to a Tax Matter in accordance with the provisions of Section 9.2, the Seller shall not be obligated to indemnify the Purchaser under Section 9.6(a) to the extent that such failure to notify the Seller has a material adverse effect on the Seller's ability to defend against such Tax Matter.

     ss.9.7 Section 338 Election. The Seller and the Purchasers shall jointly complete and make an election under Section 338(h)(10) (with respect to the Company) of the Code on Form 8023-A or in such other manner as may be required by rule or regulation of the Internal Revenue Service, and shall jointly make an election in the manner required under any analogous provisions of state or local law as the Purchasers shall designate or as shall be required, concerning the transactions contemplated by this Agreement. Purchasers shall, with the assistance and cooperation of the Seller, prepare all such Section 338(h)(10) forms required as attachments to Form 8023-A (and all forms under analogous provisions of state or local law) in accordance with applicable Tax laws, and the Purchasers shall deliver such forms and related documents to the Seller at least 60 days prior to the due date of filing. The Seller shall deliver to the Purchasers at least 45 days prior to the due date of filing such completed forms as are required to be filed under Section 338(h)(10) of the Code (and analogous provisions of state or local law). The Purchasers and the Seller shall use their best efforts to agree, as soon as practicable after Closing but in no event later than 120 days following the Closing Date, on the computation of the modified aggregate deemed sale price ("MADSP") (as defined under Treasury Regulations).

     ss.9.8 Valuation and Allocation. (a) The parties agree that the fair market value of the fixed assets will be as set forth on Exhibit I attached hereto, unless prior to the Closing Date, the parties mutually agree that an adjustment to such valuation is necessary to reflect any valuation changes after the date hereof.

     (b) The Seller and the Purchasers agree that the Purchasers shall perform or cause to be performed an initial valuation of assets and allocation of purchase price of the Company for purposes of Section 338 of the Code. The Purchasers shall provide the Seller with drafts of such valuation of assets and allocation of MADSP (which shall be prepared on a basis consistent with Section 9.8(a)) within 120 days after the Closing Date. The Seller shall have 45 days to provide the Purchasers with any objections to such drafts. If the Seller shall object to the computation or allocation by the Purchasers of such amounts, and the Purchasers and the Seller shall not reach agreement on the computation or allocation within 30 Business Days after notification by the Seller of his objection, the Purchasers and the Seller shall submit the issue to arbitration by a nationally recognized accounting firm as shall be mutually acceptable to the Purchasers and the Seller for resolution of the disagreement within ten days, it being agreed that the Purchasers and the Seller will jointly share the fees and expenses of such accounting firm. The valuations and allocations determined pursuant to this Section 9.8 shall be used for purposes of all relevant Tax Returns, reports and filings.

     ss.9.9 Post-Closing Access and Cooperation. From and after the Closing Date, the Purchasers agree, and agree to cause the Company, to permit the Seller or the Seller's Representative to have reasonable access, during normal business hours, to the Company's books and records, to the extent that such books and records relate to a Pre-Closing Period, and personnel, for the purpose of enabling Seller to: (i) prepare the Returns specified in Section 9.1(a); (ii) investigate or contest any Tax Matter which the Seller has the authority to conduct under Section 9.2; and (iii) evaluate any claim for indemnification under Section 9.6.

                                    ARTICLE X

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

     ss.10.1 Survival of Representations. The respective representations and warranties of the Company, the Seller and the Purchasers contained in this Agreement shall survive the Closing for a period of eighteen months except for the representations and warranties of the Company contained in Section 3.14 with respect to Taxes which shall survive for the applicable statute of limitations period and the representations and warranties of the Seller in Article IV which shall survive indefinitely.

     ss.10.2 Indemnification. (a) Prior to the Closing, the Company, and thereafter, the Seller hereby agrees to indemnify and hold the Purchasers and their officers, directors, affiliates (including, without limitation, the Company) and agents, and any successors thereto, harmless from damages, losses, costs or expenses (including, without limitation, reasonable attorneys' fees and expenses) ("Damages") incurred or suffered as a result of or arising out of (i) the failure of any representation or warranty made by the Company in this Agreement (without regard to any "materiality" or any "material adverse effect" exception contained therein) to be true and correct as of the Closing Date, (other than a breach of Section 3.14 with respect to Taxes which shall be governed by Section 9.6), or (ii) the breach of any covenant or agreement made or to be performed by the Seller or the Company pursuant to this Agreement; provided, however, that neither the Company nor the Seller shall be liable under clause (i) of this Section (except for the representation contained in Section
3.27 which shall be indemnified against from the first dollar) unless the aggregate amount of Damages exceeds $250,000 and then only to the extent of such excess; and provided further that neither the Company nor the Seller shall be liable under this Section for Damages in excess of the Purchase Price.

     (b) The Seller hereby agrees to indemnify and hold the Purchasers and their officers, directors, affiliates (including without limitation, the Company) and agents, and any successors thereto, harmless from Damages incurred or suffered as a result of or arising out of the failure of any representation or warranty made by the Seller in this Agreement to be true and correct as of the Closing Date.

     (c) The Purchasers hereby agree, jointly and severally, to indemnify and hold the Seller harmless from Damages incurred or suffered as a result of or arising out of (i) the failure of any representation or warranty made by the Purchasers in this Agreement to be true and correct as of the Closing Date or
(ii) the breach of any covenant or agreement made or to be performed by the Purchasers pursuant to this Agreement.

     (d) The amount of any Claim shall be reduced to the extent of any insurance proceeds received by the Indemnified Party in respect of the indemnified matter to which such Claim relates. The amount of any Damages shall take into account any reductions in or refunds of Taxes realized by the Indemnified Party resulting from the indemnified matter to which such Damages relates ("Indemnified Party Tax Benefits"). At the option of the Indemnified Party, such

Indemnified Party Tax Benefits shall be taken into account either (i) by reducing the amount of the required indemnification by the present value of the future Indemnified Party Tax Benefits or (ii) through a reimbursement of such Indemnified Party Tax Benefits to the Indemnifying Party as and when such Indemnified Party Tax Benefits are actually realized.

     (e) Absent fraud, the foregoing indemnification provision and the indemnification for Taxes provided in Section 9.6 shall be the exclusive remedy for any breach of the covenants, obligations, representations or warranties set forth in this Agreement and the Purchasers shall not be entitled to rescind this Agreement; provided, however, that the provisions of this Section 10.2(e) shall not prevent the Seller or the Purchasers from seeking the remedies of specific performance or injunctive relief in connection with a breach of a covenant or agreement of any party contained herein.

     (f) Absent fraud, there shall be excluded from the sale, transfer, conveyance and assignment hereunder, and the Company's assets shall not include, any debt, liability or obligation of, or claim against, the Seller except to the extent that the same is allowed by this Agreement (including the indemnification obligations of the Seller contained herein) or is reflected on the Balance Sheet.

     ss.10.3 Indemnification Procedure. (a) Any party seeking indemnification (the "Indemnified Party") from any other party (the "Indemnifying Party") with respect to any claim, demand, action, proceeding or other matter pursuant to this Agreement (the "Claim") shall promptly notify the Indemnifying Party of the existence of the Claim, setting forth in reasonable detail the facts and circumstances pertaining thereto and the basis for the Indemnified Party's right to indemnification.

     (b) If any third party shall notify any Indemnified Party with respect to any matter which may give rise to a Claim for indemnification against the Indemnifying Party under this Agreement, then the Indemnified Party shall promptly notify each Indemnifying Party thereof; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is materially prejudiced by such failure to give notice. In the event that any Indemnifying Party notifies the Indemnified Party within 30 days after the Indemnified Party has given notice of the matter that the Indemnifying Party would be required to indemnify the Indemnified Party in full against any such Claim and is assuming the defense thereof:

          (i) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party;

          (ii) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel (a) to the extent the Indemnified Party concludes reasonably based upon advice of counsel that a conflict of interest exists between the Indemnified Party and Indemnifying Party or (b) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to the Indemnified Party which are not available to the Indemnifying Party, or available to the Indemnifying Party, but the assertion of which would be adverse to the interest of the Indemnified Party);

          (iii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld unreasonably); and

          (iv) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all liability with respect thereto, without the written consent of the Indemnified Party (not to be withheld unreasonably).

     (c) If no Indemnifying Party notifies the Indemnified Party within 30 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, then the Indemnified Party may defend against, or enter into any settlement with respect to, the matter in any manner it reasonably may deem appropriate, without prejudice to any of its rights hereunder.

     (d) The Indemnified Party shall be entitled to reimbursement of reasonable expenses included in Damages with respect to any Claim (including, without limitation, the cost of defense, preparation and investigation relating to such Claim) as such expenses are incurred by the Indemnified Party.

                                   ARTICLE XI

                                   TERMINATION

     ss.11.1 Termination. This Agreement may be terminated at any time prior to the Closing:

     (a) by the mutual written consent of the Purchasers, on the one hand, and the Seller, on the other hand;

     (b) by the Purchasers, if there has been a material violation or breach by the Company or the Seller of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Purchasers at the Closing and such violation or breach has not been waived by the Purchasers or, in the case of a covenant breach, cured by the Company or the Seller within the earlier of ten days after written notice thereof from the Purchasers or the Closing Date;

     (c) by the Seller, if there has been a material violation or breach by the Purchasers of any covenant, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligation of the Company at the Closing and such violation or breach has not been waived by the Seller or, with respect to a covenant breach, cured by the Purchasers within the earlier of ten days after written notice thereof by the Company or the Closing Date; or

     (d) by either the Purchasers, on the one hand, or the Seller, on the other hand, if the transactions contemplated hereby have not been consummated by January 9, 1996; provided, however, that (i) neither the Purchasers nor the Seller shall be entitled to terminate this Agreement pursuant to this Section 11.1(d) if such Person's breach of this

Agreement has prevented the consummation of the transactions contemplated hereby.

     ss.11.2 Effect of Termination. In the event that this Agreement shall be terminated pursuant to Section 11.1, all further obligations of the parties hereto under this Agreement (other than (i) pursuant to Sections 12.2 and 12.5, which shall continue in full force and effect, and (ii) the extent that Liquidated Damages may be applicable pursuant to Section 2.6 of this Agreement) shall terminate without further liability or obligation of either party to the other party hereunder; provided, however, that no party shall be released from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of (i) willful failure of such party to have performed its obligations hereunder or (ii) any knowing misrepresentation made by such party of any matter set forth herein.

                                   ARTICLE XII

                                  MISCELLANEOUS

     ss.12.1 Knowledge of the Company. Where any representation or warranty made by the Company contained in this Agreement is expressly qualified by reference to its knowledge, such knowledge shall be deemed to exist if the matter is within the actual knowledge of the Seller and/or the executive officers of the Company, without the Seller or the executive officers conducting, or being under an obligation to conduct or causing to be conducted, an independent investigation with respect to the applicable subject matter. The executive officers of the Company are defined for purposes of this Agreement to be Gerald M. Weinberg, Steven L. Berg and David M. Burton.

     ss.12.2 Expenses. The parties hereto shall pay their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers, it being understood that all expenses of the Company incurred in connection with the transactions contemplated by this Agreement shall be paid by the Seller prior to the Closing Date.

     ss.12.3 Governing Law. THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, AND ALL MATTERS RELATING HERETO, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS EXECUTED AND TO BE PERFORMED SOLELY WITHIN SUCH STATE.

     ss.12.4 Captions. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

     ss.12.5 Publicity. Except as otherwise required by law, none of the parties hereto shall issue, prior to the Closing, any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the Seller, on the one hand, and the Purchasers, on the other hand, to the contents and the manner of presentation and publication thereof. Except as otherwise required by law, after the Closing the Seller shall not issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the Purchasers.

     ss.12.6 Notices. Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by telecopy or by registered or certified mail, postage prepaid, addressed as follows: if to the Purchasers, to Outsourcing Solutions Incorporated, c/o McCown De Leeuw & Co., 101 East 52nd Street, 31st Floor, New York, New York 10022,
Attention: David B. Kreiss, with a copy to, McCown De Leeuw & Co., 101 East 52nd Street, 31st Floor, New York, New York 10022 (Facsimile Number (212) 355-6283),
Attention: David E. King, with a further copy to, White & Case, 1155 Avenue of the Americas, New York, New York 10036 (Facsimile Number (212) 354-8113),
Attention: Frank L. Schiff, Esq.; and if to the Seller : Alan M. Miller, 16502 Ringer Road, Wayzata, MN 55391, with a copy to, Briggs and Morgan, P.A., 2400 IDS

Center, 80 South 8th Street, Minneapolis, MN 55402 (Facsimile Number (612) 334-8650), Attention: Stephen Winnick, Esq., or such other address or number as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by facsimile or mailed.

     ss.12.7 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

     ss.12.8 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

     ss.12.9 Entire Agreement. This Agreement, including the other documents referred to herein and therein which form a part hereof and thereof, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     ss.12.10 Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by the Purchasers, the Company and the Seller.

     ss.12.11 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

     ss.12.12 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

     ss.12.13 Arbitration. (a) Except as expressly provided herein, any and all disputes arising out of or in connection with the interpretation, performance or nonperformance of this Agreement or any and all disputes arising out of or in connection with transactions in any way related to this Agreement (including, but not limited to, the validity, scope and enforceability of this arbitration provision, or disputes) shall be finally and completely resolved by arbitration pursuant to the arbitration laws of the United States of America as codified in Title 9 of the United States Code, ss.ss. 1-14, under the Rules of Commercial Arbitration of the American Arbitration Association (the "Rules") by a majority vote of a panel of three arbitrators. One such arbitrator shall be selected by the Seller (the "Seller's Arbitrator"). One arbitrator will be selected by the Purchasers (the "Purchasers' Arbitrator"). These arbitrators shall be selected by the respective parties within ten business days after receipt by either Seller or Purchasers of a written notification from the other party of a decision to arbitrate a dispute pursuant to this Agreement. Should either Seller or Purchasers fail to select an arbitrator within said ten-day period, the party who so fails to select an arbitrator will have its arbitrator selected by the American Arbitration Association upon the application of the other party. The third arbitrator shall be a former Delaware state or federal judge. Such third arbitrator shall be the chairperson of the panel. The third arbitrator shall be selected by the Seller's Arbitrator and the Purchasers' Arbitrator. If said arbitrators cannot agree upon a third arbitrator within thirty days from the date of appointment of the last selected arbitrator, then either the Seller's Arbitrator or the Purchasers' Arbitrator may apply to the American Arbitration Association to appoint said third arbitrator pursuant to the criteria set forth herein. The arbitration panel shall promptly conduct proceedings to resolve the dispute in question pursuant to the then existing Rules. To the extent any provisions of the Rules conflict with any provision of this Section 12.13, the provisions of this Section 12.13 shall control.

     (b) The Seller and the Purchasers agree to facilitate the arbitration by each paying to the American Arbitration

Association one-half of the required deposit before commencement of the proceedings. In any final award and/or order, the arbitration panel shall apportion the costs (other than attorney's fees which shall be borne by the party incurring such fees and other costs specifically provided for herein) incurred in conducting the arbitration in accordance with what the arbitration panel deems just and equitable under the circumstances. The fee of the Seller's Arbitrator shall be paid by the Seller and the fees of the Purchasers' Arbitrator shall be paid by the Purchasers.

     (c) The Seller and the Purchasers agree to facilitate the arbitration proceedings by making available to one another and to the arbitration panel, for inspection and photocopying, all documents, books and records, if determined by the arbitration panel to be relevant to the dispute, and by making available to one another and to the arbitration panel personnel directly or indirectly under their control, for testimony during hearings and prehearing proceedings if determined by the arbitration panel to be relevant to the dispute. The Seller and the Purchasers agree, unless undue hardship exists, to agree to conduct arbitration hearings to the greatest extent possible on consecutive business days and to strictly observe time periods established by the Rules or by the arbitration panel for the submission of evidence and of briefs. Unless otherwise agreed to by the Seller and the

Purchasers, a stenographic record of the arbitration proceedings shall be made and a transcript thereof shall be ordered for each party, with each party paying one-half of the total cost of such recording and transcription. The stenographer shall be State-Certified, if certification is made by the State, and the party to whom it is most convenient shall be responsible for securing and notifying such stenographer of the time and place of arbitration hearings.

     (d) Except as limited hereby, the arbitration panel shall have all powers of law and equity, which it can lawfully assume, necessary to resolve the issues in dispute including, without limiting the generality of the foregoing, making awards of compensatory damages, issuing both prohibitory and mandatory orders in the nature of injunctions and compelling the production of documents and witnesses for pre-arbitration discovery and/or presentation at the arbitration hearing on the merits of the case. The decision of the arbitration panel shall be in written form and shall include findings of fact and conclusions of law. The statutory, case law and common law of the State of New York shall govern in interpreting their respective rights, obligations and liabilities arising out of or related to the transactions provided for or contemplated by this Agreement, including without limitation, the validity, construction and performance of all or any portion of this Agreement, and the applicable remedy for any liability established thereunder, and the amount or method of computation of damages which may be awarded, but such governing law shall not include the law pertaining to conflicts or choice of laws of the State of New York.

     (e) Should any term or provision of this Section 12.13 be held invalid, the remainder of this Section shall be valid and enforceable. In the event arbitration cannot be administered by the American Arbitration Association under the Rules, or the American Arbitration Association shall fail to accept administration of the arbitration proceedings, then this arbitration shall be conducted as an arbitration proceeding under the Delaware Uniform Arbitration Act and the Rules for such proceeding shall be determined by the arbitration panel. The decision of a majority of the arbitrators on such panel shall be deemed the decision of the panel. In the event the arbitration proceeding is not administered by the American Arbitration Association or pursuant to the Rules, any party may seek enforcement of this Section by application to the District Court of Wilmington, Delaware, for such relief as shall be necessary or reasonably required to implement the provisions of this Section 12.13.

     (f) Unless the parties otherwise agree, the venue of arbitration proceedings conducted pursuant to this Section 12.13 shall be Wilmington, Delaware.

     IN WITNESS WHEREOF, the Company and each of the Purchasers have caused their corporate names to be hereunto subscribed by their respective officers thereunto duly authorized and the Seller has signed this Agreement, all as of the day and year first above written.

                                       OSI HOLDINGS CORP.


                                       By: /s/ David E. King
                                           -------------------------------------
                                           Name:  David E. King
                                           Title: Secretary


                                       OUTSOURCING SOLUTIONS INCORPORATED


                                       By: /s/ David E. King
                                           -------------------------------------
                                           Name:  David E. King
                                           Title: Vice President


                                       A.M. MILLER & ASSOCIATES, INC.


                                       By: /s/ Alan M. Miller
                                           -------------------------------------
                                           Name:  Alan M. Miller
                                           Title: President



                                           /s/ Alan M. Miller
                                           -------------------------------------
                                           ALAN M. MILLER